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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated April 29, 1999 (except for Note 13 as to which the date is June 25, 1999) in Amendment No. 4 to the Registration Statement (Form S-1) and related Prospectus of MCM Capital Group, Inc. (formerly Midland Corporation of Kansas) for the registration of 2,000,000 shares of its common stock.


                                          /s/ ERNST & YOUNG LLP
                                          Ernst & Young LLP

Kansas City, Missouri

July 7, 1999